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                                                                     EXHIBIT 5.1

                          (LETTERHEAD OF TOBIN & TOBIN)
                                  July 25,2003

Specialty Trust, Inc.
6160 Plumas Street
Reno, NV 89509

         RE:      Specialty Trust, Inc.
                  Post-Effective Amendment No. 1 to Registration Statement No. 333-86972

Ladies and Gentlemen:

     We have acted as counsel to Specialty Trust, Inc., a Maryland corporation (the "Company"), in connection with the preparation of a Post-Effective Amendment No. 1 to the Form S-3 Registration Statement (the "Amendment No. 1") to the Registration Statement on Form S-3 filed with the SEC on April 25, 2002 (the "Initial Registration Statement") (the Initial Registration Statement, as amended by the Amendment No. 1, is hereinafter referred to as the "Registration Statement") on Form S-11 (the "Registration Statement"), relating to the registration with the Securities and Exchange commission under the Securities Act of 1933, as amended (the "Act"), of Collateralized Investment Notes with an aggregate offering price of up to $100,000,000 (the "Notes").


     The Collateralized Investment Notes eligible to be sold under the Company's prior registration statement, No. 33-86972, are issuable under an indenture dated January 1, 2001, between the Company and the Trustee (the "Initial Indenture"), as supplemented by the Supplement No. 1 to the Indenture (the "Supplement No. 1," and together with the Initial Indenture, the "Existing Indenture"). The Notes issued subsequent to the effectiveness of this Registration Statement will be issuable under the Existing Indenture as amended by a second supplemental indenture to the Indenture (the "Supplement No. 2 to the Indenture" and together with the Existing Indenture, the "Indenture").

     We have examined and relied upon copies of the Company's Bylaws, the Registration Statement, the form of Supplement No. 2 to the Indenture and the forms of Notes included as exhibits thereto, and such other records, documents and statutes as we have deemed necessary for purposes of this opinion.

     In our examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to use as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents. As to any facts material to the opinions expressed herein that were no independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

     Based on the foregoing, we are of the opinion that:

     1. When the Supplement No. 2 to the Indenture for the Notes has been duly authorized by all necessary action and duly executed and delivered by the parties thereto, such Supplement No. 2 to the Indenture and the Indenture will be a legal and valid obligation of the Company.

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Specialty Trust, Inc.
July 25,2003
Page 2

     2. When the Supplement No. 2 to the Indenture for the Notes has been duly authorized by all necessary action and duly executed and delivered by the parties thereto, and when the Notes have been duly executed and authenticated in accordance with the provisions of the Indenture, and issued and sold as contemplated in the Registration Statement and the Prospectus delivered in connection therewith, such Notes will be legally and validly issued and outstanding, fully paid and non-assessable, and will be binding obligations of the Company, and the holders of such Notes will be entitled to the benefits of the Indenture.

     Members of the firm are admitted to the bar in the State of California, and in rendering the foregoing opinions, we express no opinion as to the laws of any other jurisdiction other than the laws of the State of New York (excluding choice of law principles therein), the corporation laws of the State of Maryland and the federal laws of the United States of America.

     We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm under the heading "Legal Matters" in the base prospectus forming a part of the Registration Statement, without admitting that we are "experts" within the meaning of the Act or the Rules and Regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                        Very truly yours,

                                        /s/ Tobin & Tobin

                                        Tobin & Tobin